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Metropolitan Life Insurance Company
1095 Avenue of the Americas
19th Floor                                                [MetLife LOGO]
New York, NY 10036
212 578-6810

NANCY H. BADEER
Assistant General Counsel
Law Department
Tel 212 578-6810    Fax 212 251-1566

Board of Directors
Metropolitan Life Insurance Company
200 Park Avenue
New York, NY 10166

October 16, 2014


Re: Opinion of Counsel - Metropolitan Life Separate Account E Registration Statement Pre-Effective Amendment No. 1 on Form N-4 under the Securities Act of 1933 and Amendment No. 216 under the Investment Company Act of 1940 (File Nos. 333-198448 and 811-04001)
     MetLife Investment Portfolio Architect/SM/ - Standard Version and
     MetLife Investment Portfolio Architect/SM/ - C Share Option

Ladies and Gentlemen:

In my capacity as Assistant General Counsel of Metropolitan Life Insurance Company (the "Company"), I am rendering the following opinion in connection with the filing with the Securities and Exchange Commission of the above referenced Amendment for the Variable Annuity Contracts (the "Contracts") to be issued by the Company and its separate account Metropolitan Life Separate Account E (the "Separate Account").

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

I am of the following opinion:

1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business and to issue variable annuity contracts by the Superintendent of the New York Department of Financial Services.

2. The Separate Account is a duly authorized and validly existing separate account established pursuant to Section 4240 of the New York Insurance law.

3. The Contracts covered by the above Registration Statement, and all post-effective amendments relating thereto, will be approved and authorized by the Superintendent of the

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Board of Directors
Metropolitan Life Insurance Company
October 16, 2014                                                          Page 2

     New York Department of Financial Services and when issued will be valid, legal and binding obligations of the Company and the Separate Account.

4. Assets of the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Respectfully submitted,

/s/ Nancy H. Badeer
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Nancy H. Badeer
Assistant General Counsel